Exhibit 4.2
EXECUTION VERSION
THIRD SUPPLEMENTAL INDENTURE
dated as of May 16, 2008
among
RESIDENTIAL CAPITAL, LLC,
THE GUARANTORS PARTY HERETO
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

RESIDENTIAL CAPITAL, LLC
THIRD SUPPLEMENTAL INDENTURE
          THIS THIRD SUPPLEMENTAL INDENTURE, dated as of May 16, 2008 (this “Supplemental Indenture”), is by and among RESIDENTIAL CAPITAL, LLC, a Delaware limited liability company (the “Company”), the guarantors a party hereto (the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly incorporated and existing under the laws of the State of New York, as trustee (the “Trustee”).
RECITALS
          WHEREAS, the Company, the Guarantors and the Trustee entered into the Indenture, dated as of June 24, 2005, as supplemented by that certain First Supplemental Indenture, dated as of June 24, 2005, providing for the issuance originally of $2,500,000,000 aggregate principal amount of 8.375% Notes due June 2010 and $500,000,000 aggregate principal amount of 8.875% Notes due June 2015, and as supplemented by that certain Second Supplemental Indenture, dated as of November 21, 2005 (as supplemented, the “Indenture”);
          WHEREAS, in accordance with the Indenture, the Company further issued (i) $750,000,000 aggregate principal amount of 8.125% Notes due November 2008 and $500,000,000 aggregate principal amount of Floating Rate Notes due November 2008 pursuant to an Officers’ Certificate, dated November 16, 2005, (ii) $1,500,000,000 aggregate principal amount of 8.000% Notes due February 2011 and $250,000,000 aggregate principal amount of 8.875% Notes due June 2015 pursuant to an Officers’ Certificate dated February 15, 2006, (iii) $750,000,000 aggregate principal amount of Floating Rate Notes due April 2009 and $1,750,000,000 aggregate principal amount of 8.500% Notes due April 2013 pursuant to an Officers’ Certificate, dated April 11, 2006, (iv) €750,000,000 aggregate principal amount of 7.125% Notes due May 2012 and £400,000,000 aggregate principal amount of 8.375% Notes due May 2013 pursuant to an Officers’ Certificate, dated May 11, 2006, (v) $1,250,000,000 aggregate principal amount of Floating Rate Notes due June 2008 pursuant to an Officers’ Certificate, dated December 4, 2006, (vi) $1,000,000,000 aggregate principal amount of Floating Rate Notes due May 2009 and $1,250,000,000 aggregate principal amount of 8.500% Notes due June 2012 pursuant to an Officers’ Certificate, dated May 22, 2007, and (vii) €600,000,000 aggregate principal amount of Floating Rate Notes due September 2010 and £400,000,000 aggregate principal amount of 9.875% Notes due July 2014 pursuant to an Officers’ Certificate, dated June 27, 2007;
          WHEREAS, Section 10.02 of the Indenture provides that the Indenture may be amended with the consent of the Holders of not less than a majority in the aggregate principal amount of the Securities of all series then outstanding, voting together as a single class (subject to certain exceptions);
          WHEREAS, the Company has commenced offers to exchange and offers to purchase for cash relating to any and all outstanding Securities and a consent solicitation with respect to the amendments to the Indenture set forth herein (collectively, the “offers and consent solicitation”), each pursuant to a Confidential Offering Memorandum and Consent Solicitation Statement, dated as of May 5, 2008;
          WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 10.02 of the Indenture;

          WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Company and of each Guarantor; and
          WHEREAS, (1) the Company has received the consent of Holders of a majority in the aggregate principal amount of the outstanding Securities of all series, voting together as a single class, and has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers’ Certificate and a Resolution of the Board of Directors of the Company, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Sections 7.02, 10.02 and 15.04 of the Indenture, and (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 7.02, 10.03 and 15.04 of the Indenture.
          NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities of all series, as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Deletion of Definitions. Section 1.01 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.
ARTICLE II
AMENDMENTS
          Section 2.1 Amendments to the Indenture.
          (a) The Indenture is hereby amended by deleting Section 4.07 of the Indenture and all references thereto in the Indenture in their entirety;
          (b) The Indenture is hereby amended by deleting Section 4.08 of the Indenture and all references thereto in the Indenture in their entirety;
          (c) The Indenture is hereby amended by deleting Article Fourteen of the Indenture and all references thereto in the Indenture in their entirety, and by renumbering the subsequent Articles accordingly; and
          (d) The Indenture is hereby amended by deleting clauses (c), (d), (e), (f) and (g) of Section 6.01 of the Indenture and all references thereto in the Indenture in their entirety.

ARTICLE III
MISCELLANEOUS
          Section 3.1 Indenture. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. In the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.
          Section 3.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 3.3 Capitalized Terms. Capitalized terms used herein by not defined shall have the meanings assigned to them in the Indenture.
          Section 3.4 Effect of Headings. The Article and Section headings used herein are for convenience only and shall not affect the construction of this Supplemental Indenture.
          Section 3.5 Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          Section 3.6 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the rights, limitations of rights, obligations, duties and immunities of the Trustee, whether or not elsewhere herein so provided.
          Section 3.7 Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE. ANY CLAIMS OR PROCEEDINGS IN RESPECT OF THIS SUPPLEMENTAL INDENTURE SHALL BE HEARD IN A FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK.
          Section 3.8 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.
          Section 3.9 Successors. All agreements of the Company, the Guarantors and the Trustee in this Supplemental Indenture and the Securities shall bind their respective successors.
          Section 3.10 Effectiveness. The provisions of Articles I and II of this Supplemental Indenture shall be effective as of the date first above written and shall become operative on the date on which the Company accepts not less than a majority in the aggregate principal amount of the Securities then outstanding pursuant to the offers and consent solicitation and provides written notice to the Trustee of such acceptance.
          Section 3.11 Endorsement and Change of Form of Securities. Any Securities authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective may be affixed to, stamped, or imprinted or otherwise legended by the Trustee, with a notation as follows:
     “Effective as of May 16, 2008, the restrictive covenants of the Indenture, the Guarantees and certain of the Events of Default have been eliminated, as provided in the Third Supplemental Indenture, dated as of May 16, 2008. Reference is hereby made to said Third Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year written above.

RESIDENTIAL CAPITAL, LLC
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

GMAC MORTGAGE, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

GMAC RESIDENTIAL HOLDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

GMAC-RFC HOLDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

HOMECOMINGS FINANCIAL, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

[Signature Page to Third Supplemental Indenture]

RESIDENTIAL FUNDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

[Signature Page to Third Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]